UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 14, 2025

AERSALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38801	84-3976002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9850 NW 41st St., Suite 400

Doral, Florida 33178

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(305) 764-3245

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASLE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2025, AerSale Corporation (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P., LGP Associates CF, LLC and Florida Growth Fund LLC (the “Selling Stockholders”) pursuant to which the Company agreed to repurchase, directly from the Selling Stockholders, 6,428,571 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a price per share of $7.00 (such repurchase, the “Share Repurchase”). The closing of the Share Repurchase is expected to occur on March 18, 2025.

On March 14, 2025, the Company and certain of its subsidiaries entered into the Sixth Amendment to Amended and Restated Credit Agreement (the “Amendment”), by and among the Company, the other guarantors party thereto, Wells Fargo, National Association, as administrative agent and each lender and other party from time to time party thereto, pursuant to which, amongst other things, the Lenders consented to the Share Repurchase.

The description of the Share Repurchase Agreement and the Amendment are qualified in their entirety by the terms of the Share Repurchase Agreement and the Amendment, which are incorporated herein by reference and attached to this report as Exhibits 1.1 and 1.2.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2025, Jonathan Seiffer resigned from the board of directors of the Company effective immediately. Mr. Seiffer’s decision to retire was not the result of any disagreement with the Company or the board of director or management on any matter relating to the Company’s operations, policies or practices.

Item 7.01. Regulation FD Disclosure.

On March 17, 2025, the Company issued a press release announcing the Repurchase, the Amendment and Mr. Seiffer’s resignations from the board of directors of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Share Repurchase Agreement, dated March 14, 2025, by and among the Company and the Selling Stockholders.
1.2	Sixth Amendment to Amended and Restated Credit Agreement, dated March 14, 2025, by and among the Company, the other guarantors party thereto, Wells Fargo, National Association, as administrative agent and each lender and other party from time to time party thereto
99.1	Press release of the Company, dated March 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERSALE CORPORATION

Date: March 17, 2025	By:	/s/ James Fry
	Name:	James Fry
	Title:	Executive Vice President, General Counsel & Corporate Secretary